Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Quality Municipal Fund, Inc.
33-37503, 811-06206

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
management
 agreement

 Common and
 MuniPreferred
 shares voting
 together as a
class

  MuniPreferred
 shares voting
 together as a
class
    For

             40,126,446

                          -
   Against

               1,950,827

                          -
   Abstain

               1,600,085

                          -
   Broker
Non-Votes

             12,501,833

                          -
      Total

             56,179,191

                          -
To ratify the
selection of
Ernst &
Young LLP
as the
independent
registered
public
accounting
firm for the
current fiscal
 year

   For

             54,273,425

                          -
   Against

                  864,749

                          -
   Abstain

               1,041,017

                          -
      Total

             56,179,191

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012837.